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Exhibit 3.1

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

OF

ABRAXAS ENERGY PARTNERS, L.P.

        THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

        FIRST: The name of the limited partnership is Abraxas Energy Partners, L.P.

        SECOND: The address of the partnership's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

        THIRD: The name and mailing address of the sole general partner is as follows:

Abraxas General Partner, LLC	500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232

        FOURTH: This Certificate of Limited Partnership shall be effective on the date of filing.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of 18th day of May, 2007.

ABRAXAS GENERAL PARTNER, LLC, its sole General Partner
By:	/s/ BARBARA M. STUCKEY Barbara M. Stuckey Sole Manager

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STATE OF DELAWARE CERTIFICATE OF LIMITED PARTNERSHIP OF ABRAXAS ENERGY PARTNERS, L.P.